SELIGMAN COMMUNINCATIONS AND INFORMATION FUND, INC.

Proxy Results

Each of the following proposals was considered and approved at a special meeting of shareholders held at the offices of the Fund on November 1, 2002, and adjourned to December 18, 2002 with respect to certain matters. Tabulations of the votes received on each of the proposals appear below.

Proposal 1 To elect a Board of Directors.

                In Favor of Election   Withhold Authority to Vote

John R. Galvin          109,404,810           6,175,273
Paul C. Guidone         109,574,974           6,005,109
Alice S. Ilchman        109,545,560           6,034,523
Frank A. McPherson      109,578,545           6,001,538
John E. Merow           109,491,212           6,088,871
Betsy S. Michel         109,593,464           5,986,619
William C. Morris       109,630,028           5,950,055
Leroy C. Richie         109,549,367           6,030,716
James Q. Riordan        109,450,081           6,130,002
Robert L. Shafer        109,583,299           5,996,784
James N. Whitson        109,546,183           6,033,900
Brian T. Zino           109,639,437           5,940,646

Proposal 2
To ratify the selection of Deloitte & Touche LLP as auditors of the Fund for 2002.

         For Ratification      Against Ratification            Abstain
         ----------------      --------------------            -------
              109,939,090        2,681,062                     2,959,931

Proposal 3(a)
To amend the Fund's fundamental restriction regarding investments in commodities.

For Approval        Against Approval          Abstain    Broker Non-Votes
------------        ----------------          -------    ----------------
 79,993,741            8,823,702             3,881,613         22,881,027

Proposal 3(b)
To amend the Fund's fundamental restriction regarding the purchase of securities on margin.

For Approval        Against Approval          Abstain    Broker Non-Votes
------------        ----------------          -------    ----------------
 79,054,132            9,695,501             3,949,423         22,881,027

Proposal 3(c)
To amend the Fund's fundamental restriction regarding borrowing.

For Approval        Against Approval          Abstain    Broker Non-Votes
------------        ----------------          -------    ----------------
 79,226,329            9,466,257             4,006,470         22,881,027

Proposal 3(d)
To amend the Fund's fundamental restriction regarding lending.

For Approval        Against Approval          Abstain    Broker Non-Votes
------------        ----------------          -------    ----------------
 79,801,906            8,884,056             4,013,094         22,881,027

Proposal 3(e)
To amend the Fund's fundamental restriction regarding underwriting.

For Approval        Against Approval          Abstain    Broker Non-Votes
------------        ----------------          -------    ----------------
 80,516,495            7,990,942             4,191,619         22,881,027

Proposal 3(f)
To amend the Fund's fundamental restriction regarding purchases or sales of real estate.

For Approval        Against Approval          Abstain    Broker Non-Votes
------------        ----------------          -------    ----------------
 81,470,043            7,347,949             3,881,064         22,881,027

Proposal 3(g)
To amend the Fund's fundamental restriction regarding diversification.

For Approval        Against Approval          Abstain    Broker Non-Votes
------------        ----------------          -------    ----------------
 81,688,481            7,114,603             3,895,972         22,881,027

Proposal 3(h)
To amend the Fund's fundamental restriction regarding industry concentration.

For Approval        Against Approval          Abstain    Broker Non-Votes
------------        ----------------          -------    ----------------
 81,570,450            7,057,360             4,071,246         22,881,027

Proposal 3(i)
To eliminate the Fund's fundamental restriction regarding short sales.

For Approval        Against Approval          Abstain    Broker Non-Votes
------------        ----------------          -------    ----------------
 79,635,541            8,987,733             4,075,782         22,881,027

Proposal 3(j)
To eliminate the Fund's fundamental restriction regarding control or management of any company.

For Approval        Against Approval          Abstain     Broker Non-Votes
------------        ----------------          -------     ----------------
80,104,563             8,515,850             4,078,643         22,881,027

Proposal 3(k)
To eliminate the Fund's fundamental restriction regarding transactions in options.

For Approval        Against Approval          Abstain     Broker Non-Votes
------------        ----------------          -------     ----------------
79,564,213             9,001,912             4,132,931          22,881,027

Proposal 3(l)
To eliminate the Fund's fundamental restriction regarding investment in other investment companies.

For Approval        Against Approval          Abstain     Broker Non-Votes
------------        ----------------          -------     ----------------
80,674,152             8,045,418             3,979,486          22,881,027

Proposal 3(m)
To eliminate the Fund's fundamental restriction regarding mortgages and pledges.

For Approval        Against Approval          Abstain     Broker Non-Votes
------------        ----------------          -------     ----------------
79,331,134             9,224,308             4,143,614          22,881,027